EXHIBIT 32.1
CERTIFICATION OF THE CHAIRMAN OF THE EXECUTIVE COMMITTEE AND
PRINCIPAL EXECUTIVE OFFICER
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Xenonics Holdings, Inc (the “Company”) hereby certifies that, to his knowledge:
(i) The Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 13, 2009	/s/ Alan P. Magerman
Alan P. Magerman
Chairman of the Executive Committee Principal Executive Officer